Exhibit 3.140
No. 00210590
STATE of MISSOURI
JAMES C. KIRKPATRICK, Secretary of State
Corporation Division
Certificate of Incorporation
WHEREAS, duplicate originals of Articles of Incorporation of RESEARCH OFFICE FACILITIES CORPORATION have been received and filed in the office of the Secretary of State, which Articles, in all respects, comply with the requirements of The General and Business Corporation Law: NOW, THEREFORE, I, JAMES C. KIRKPATRICK, Secretary of State of the State of Missouri, by virtue of the authority vested in me by law, do hereby certify and declare RESEARCH OFFICE FACILITIES CORPORATION a body corporate, duly organized this day and that it is entitled to all rights and privileges granted corporations organized under The General and Business Corporation Law; that the address of its initial Registered Office in Missouri is 9233 Ward Parkway, Kansas City 64114; that its period of existence is perpetual; and that the amount of its Authorized Shares is 30,000 common @ $1.00 par
IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the GREAT SEAL of the State of Missouri, at the City of Jefferson, this 16th day of May, 1979.

/s/ James C. Kirkpatrick Secretary of State

ARTICLES OF INCORPORATION
OF
RESEARCH OFFICE FACILITIES CORPORATION
          The undersigned natural persons of the age of twenty-one years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopts the following Articles of Incorporation:
ARTICLE ONE
          The name of the corporation is: RESEARCH OFFICE FACILITIES CORPORATION.
ARTICLE TWO
          The address of its initial registered office in the State of Missouri is 9233 Ward Parkway, Kansas City, Missouri 64114, and the name of its initial registered agent at such address is David K. Waugh, Jr.
ARTICLE THREE
          The aggregate number of shares which the Corporation shall have authority to issue shall be Thirty Thousand (30,000) shares, which shall be of the par value of One Dollar ($1.00) each, amounting in the aggregate to Thirty Thousand Dollars ($30,000.00). All of such shares shall be common shares.
ARTICLE FOUR
          The number of shares to be issued before the Corporation shall commence business is Five Hundred (500), all of such being common shares with par value of One Dollar ($1.00) each. The consideration to be paid for such Five Hundred (500) shares shall be One Dollar ($1.00) per share and the capital with which the Corporation shall commence business is Five Hundred Dollars ($500.00).
          Five Hundred Dollars ($500.00) has been paid in lawful money of the United States in payment for the Five Hundred (500) shares of One Dollar ($1.00) par value common stock of the Corporation.

ARTICLE FIVE
          The name and place of residence of incorporator is as follows:

Name	Street	City

Lem T. Jones, Jr.	9233 Ward Parkway	Kansas City, Missouri
ARTICLE SIX
          The first Board of Directors shall consist of 5 Directors. Thereafter the number of Directors shall be fixed as provided in the By-Laws. Any changes in the number of Directors shall be reported to the Secretary of State within 30 calendar days of such change.
          The property and business of the Corporation shall be controlled and managed by the Board of Directors.
          In addition to the other powers and duties from time to time delegated to it by the Stockholders, the Board of Directors shall have power to make, alter, amend or repeal the By-Laws of the Corporation.
ARTICLE SEVEN
          The duration of the Corporation is perpetual.
ARTICLE EIGHT
          This Corporation is formed for the following purposes, to-wit;
          To acquire, by purchase, lease or otherwise, lands and interests in lands, and to own, hold, improve, develop, and manage any real estate so acquired, and to erect, or cause to be erected, on any lands owned, held, or occupied by the Corporation, buildings including medical office buildings, or other structures, with their appurtenances, and to manage, operate, lease, rebuild, enlarge, alter or improve any buildings or other structures, now or hereafter erected on any lands so owned, held, or occupied, and to encumber or dispose of any lands or interests in lands, and any buildings or other structures, and any stores, shops, suites, rooms, or part of any buildings or other structures, at any time owned or held by the Corporation.

          To acquire, by purchase, lease, manufacture, or otherwise, any personal property deemed necessary or useful in the equipment, furnishing, improvement, development, or management of any property, real or personal, at any time owned, held or occupied by the Corporation and to invest, trade, and deal in any personal property deemed beneficial to the Corporation, and to encumber or dispose of any personal property at any time owned or held by the Corporation.
          To purchase or otherwise acquire, manufacture, develop, process, design, construct, build, sell, lease, franchise, rent, distribute and otherwise deal in and with any item, product, article, service and merchandise and any and all types of goods and equipment.
          To purchase or otherwise acquire, lease, assign, mortgage, pledge, sell, franchise or otherwise hold or sell or dispose of any trade-names, trademarks, concessions, inventions, formulas, improvements, processes of any nature whatsoever, copyrights and letters patent of the United States and of foreign countries, and to accept and grant licenses to manufacture, operate, process or sell any article, product, or process.
          To acquire, own, hold and dispose of all equipment, supplies and other property necessary or desirable for the purposes of the corporation.
          To sell and convey, mortgage, pledge, lease and otherwise dispose of all or any part of its property and assets.
          To purchase, or otherwise acquire, own, hold, sell, pledge, mortgage, assign, exchange, convey, transfer, lease, sublet, develop, improve, partition, subdivide, dispose of and otherwise deal in and with real estate, leaseholds and any other interest, estate or right in real property, either within or without the State of Missouri.
          To purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, loan, pledge or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, partnerships or individuals.
          To make contracts and incur liabilities which may be appropriate to enable it to accomplish any or all of its purposes; to borrow money for its corporate purposes at such rates of interest as the corporation may determine; to issue its notes, bonds and other obligations; to issue notes or bonds, secured or unsecured, which by their terms are convertible into shares of stock of any class, upon such terms and conditions and at such rates or prices as may be provided in such notes or bonds and the indenture or mortgage under which they are issued; and to secure any of its obligations by mortgage, pledge or deed or trust, of all or any of its property, franchises and income.
          To invest its surplus funds from time to time and to lend money for its corporate purposes, and to take and hold real and personal property as security for the payment of funds so invested or loaned.
          To conduct its business, carry on its operations, and have offices within and without the State of Missouri, and to exercise in any other state, territory, district or possession of the United States, or in any foreign country, the powers granted by this Act.
          To elect and appoint officers and agents of the corporation, and to define their duties and fix their compensations.
          To make and alter By-Laws, not inconsistent with its Articles of Incorporation or with the laws of this State for the administration and regulations of the affairs of the Corporation.
          To cease its Corporate activities and surrender its Corporate franchise.
          To have and exercise all powers necessary or convenient to effect any or all of the purposes for which the corporation is formed.
          To purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares.
          And to do, perform, or carry on such other acts or deeds as may now, or from time to time in the future, be authorized by the laws of the State of Missouri.
ARTICLE NINE
          The private property of the Shareholders of the Corporation shall not be subject to the payment of Corporate debts except to the extent of any unpaid balances of the subscription for shares.

          IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 11th day of May, 1979.

/s/ Lem T. Jones, Jr. Lem T. Jones, Jr.

STATE OF MISSOURI	)
	)	ss.
COUNTY OF JACKSON	)
          I, the undersigned, a notary public, do hereby certify that on the 11th day of May, 1979, personally appeared before me, Lem T. Jones, Jr., who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

/s/ Kathy J. Wise Notary Public
My Commission Expires:
May 4, 1982

FILED AND CERTIFICATE OF
INCORPORATION ISSUED

MAY 16 1979

/s/ James C. Kirkpatrick
Corporation Dept. SECRETARY OF STATE

STATE of MISSOURI
JAMES C. KIRKPATRICK, Secretary of State
CORPORATION DIVISION
Certificate of Corporate Good Standing
     I, JAMES C. KIRKPATRICK, Secretary of State of the State of Missouri, do hereby certify that the records in my office and in my care and custody reveal that RESEARCH OFFICE FACILITIES CORPORATION was incorporated under the laws of this State on the 16th day of May, 1979, and is in good standing, having fully complied with all requirements of this Office.
IN TESTIMONY WHEREOF, I hereunto set my hand and affix the seal of my office. Done at the City of Jefferson, this 31st day of May, Nineteen Hundred and Seventy-nine.

/s/ James C. Kirkpatrick SECRETARY OF STATE

STATE OF MISSOURI
ROY D. BLUNT, Secretary of State
CORPORATION DIVISION
STATE OF MISSOURI
(COUNTY OF JACKSON)
CERTIFY INSTRUMENT RECEIVED
July 29, 1994
Certificate of Amendment
WHEREAS, HEALTH MIDWEST OFFICE FACILITIES CORPORATION (FORMERLY: RESEARCH OFFICE FACILITIES CORPORATION) a corporation organized under The General and Business Corporation Law has delivered to me a Certificate of Amendment of its Articles of Incorporation and has in all respects complied with the requirements of law governing amendment of Articles of Incorporation under The General and Business Corporation Law.
NOW, THEREFORE, I, ROY D. BLUNT, Secretary of State of the State of Missouri, do hereby certify that I have filed said Certificate of Amendment as provided by law, and that the Articles of Incorporation of said corporation are amended in accordance therewith.
IN TESTIMONY WHEREOF, I hereunto set my hand and affix the GREAT SEAL of the State of Missouri. Done at the City of Jefferson, this 21st day of June, 1991.

/s/ Roy D. Blunt Secretary of State

Corp. #20 (3-87)	Fee $20.00

STATE OF MISSOURI... Office of Secretary of State
ROY D. BLUNT, Secretary of State
AMENDMENT OF ARTICLES OF INCORPORATION
(To be submitted in duplicate by an attorney)
HONORABLE ROY D. BLUNT
SECRETARY OF STATE
STATE OF MISSOURI
P. O. BOX 778
JEFFERSON CITY, MO 65102
     Pursuant to the provisions of The General and Business Corporation Law of Missouri, the undersigned Corporation certifies the following:
1.	The present name of the Corporation is Research Office Facilities Corporation

The name under which it was originally organized was Research Office Facilities Corporation

2.	An amendment to the Corporation’s Articles of Incorporation was adopted by the shareholders on April 15, 1991.

3.	Article Number One is amended to read as follows:

ARTICLE NUMBER ONE shall henceforth read in its entirety, The name of the corporation shall be:
“HEALTH MIDWEST OFFICE FACILITIES CORPORATION.”
4.	Of the 504 shares outstanding, 504 of such shares were entitled to vote on such amendment.

The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

Class	Number of Outstanding Shares
Common	504
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5.	The number of shares voted for and against the amendment was as follows:

Class	No. Voted For	No. Voted Against
Common	504	-0-
6.	If the amendment changed the number of par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

N/A

If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

N/A

7.	If the amendment provides for an exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

N/A
     IN WITNESS WHEREOF, the undersigned, Steve C. Johns, President, has executed this instrument and Judith A. Vogelsmeier, its Assistant Secretary has affixed its corporate seal hereto and attested said seal on the 19th day of June, 1991.
     PLACE CORPORATE SEAL HERE

ATTEST:	RESEARCH OFFICE FACILITIES CORPORATION
	By:	/s/ Steve C. Johns
Steve C. Johns, President

By:	/s/ Judith A. Vogelsmeier Judith A. Vogelsmeier, Assistant Secretary
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STATE OF MISSOURI	)
	)	ss
COUNTY OF JACKSON	)
     I, the undersigned, a Notary Public, do hereby certify that on this 19 day of June, 1991, Steve C. Johns personally appeared before me who, being by me first duly sworn, declared that he is the President of Research Office Facilities Corporation, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.
NOTARIAL SEAL

/s/ Shearie A. Berry Notary Public

My commission expires	SHEARIE A. BERRY
Notary Public — State of Missouri
Commissioned in Jackson County
My Commission Expires Sept. 22, 1993

FILED AND CERTIFICATE OF
INCORPORATION ISSUED

JUN 21 1991

/s/ Roy D. Blunt
Corporation Dept. SECRETARY OF STATE
1643